Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-50539, 333-50543, 333-94563, 333-60302, and 333-68212 on Forms S-8, and Registration Statement Nos. 333-89144 and 333-123428 on Forms S-3 of Kforce Inc. of our report dated February 10, 2006, except for Note 7 which is dated October 1, 2006, relating to our audit of the financial statements of Bradson Corporation as of and for the year ended December 31, 2005, included in this Current Report on Form 8-K/A.

Bethesda, Maryland

December 8, 2006